Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Savings Financial Group, Inc. and Subsidiaries (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, M. Sue Johnson, Treasurer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

DATE: September 25, 2008	BY:	/s/ M. Sue Johnson
M. Sue Johnson
Treasurer and Corporate Secretary
(Principal Financial Officer)